UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2025

ALPHABET INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37580	61-1767919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GOOGL	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Class C Capital Stock, $0.001 par value	GOOG	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
2.500% Senior Notes due 2029	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
3.000% Senior Notes due 2033	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
3.375% Senior Notes due 2037	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
3.875% Senior Notes due 2045	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
4.000% Senior Notes due 2054	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 8, 2025, United States District Court for the Northern District of California (the “Court”) preliminarily approved the settlement (“Settlement”) of a stockholder derivative action captioned In re Alphabet Inc. Shareholder Derivative Litigation, Consolidated Case No. 3:21-cv-09388-RFL (the “Action”). Pursuant to the Court’s order granting preliminary approval of the Settlement, Alphabet Inc. (the “Company”) is required to publish the Notice of Pendency and Proposed Settlement of Derivative Action (the “Notice”), attached hereto as Exhibit 99.1. The Notice and the Stipulation and Agreement of Settlement (“Stipulation”) are available for review on the Company’s Investor Relations website at https://abc.xyz/investor/. As noted in the Stipulation, the defendants deny any liability in connection with the claims alleged in the Action.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Derivative Action

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHABET INC.

July 18, 2025

/s/ Kathryn W. Hall
Kathryn W. Hall
Assistant Secretary

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